EXHIBIT 25.1

                       Securities Act of 1933 File No. _______________
                   (If application to determine eligibility of trustee for delayed offering pursuant to Section 305(b)(2))
______________________________________________________________________
                         ____________________

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                         ____________________

                               FORM T-1

    STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
             OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
               PURSUANT TO SECTION 305(b)(2) __________
                         ____________________

                       THE CHASE MANHATTAN BANK
                        (National Association)
          (Exact name of trustee as specified in its charter)

                              13-2633612
                (I.R.S. Employer Identification Number)

              1 Chase Manhattan Plaza, New York, New York
               (Address of principal executive offices)

                                 10081
                              (Zip Code)
                         ____________________

                              NEWELL CO.
          (Exact name of obligor as specified in its charter)

                               Delaware
    (State or other jurisdiction of incorporation or organization)

                              36-3514169
                 (I.R.S. Employer Identification No.)

                             Newell Center
                       29 East Stephenson Street
                          Freeport, Illinois
               (Address of principal executive offices)

                                 61032
                              (Zip Code)
                    ______________________________
                    Unsubordinated Debt Securities
                  (Title of the indenture securities)
______________________________________________________________________

Item 1.   General Information

               Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

                    Comptroller of the Currency, Washington, D.C.

                    Board of Governors of The Federal Reserve System, Washington, D.C.

          (b) Whether it is authorized to exercise corporate trust powers.

                    Yes.

Item 2.   Affiliations with the Obligor.

               If the obligor is an affiliate of the trustee, describe each such affiliation.

               The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

               (See Note on Page 2.)

Item 16.  List of Exhibits.

          List below all exhibits filed as a part of this statement of eligibility.

          <*>1.--   A  copy  of  the articles  of  association  of the
                    trustee as now in  effect.  See Exhibit  T-1 (Item
                    12), Registration No. 33-55626.)
          <*>2.--   Copies  of the  respective  authorizations of  The
                    Chase Manhattan Bank (National Association) and the Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
          <*>3.--   Copies of  authorizations of  The Chase  Manhattan
                    Bank (National Association)  to exercise corporate

---------------------
     <*>The  Exhibits  thus  designated  are  incorporated  herein  by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                    trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
          <*>4.--   A copy  of the  existing by-laws  of the  trustee.
                    (See Exhibit  T-1 (Item  12(a)), Registration  No.
                    33-60809.)
          <*>5.--   A copy of each indenture referred to in Item 4, if
                    the obligor is in default.  (Not applicable).
          <*>6.--   The  consents   of  United   States  institutional
                    trustees required by Section 321(b) of the Act. (See Exhibit T-1, (Item 12), Registration No. 22-19019.)
             7.-- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                 NOTE

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.


                               SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and the State of New York, on the 15th day of December, 1995.



                                   THE CHASE MANHATTAN BANK
                                   (NATIONAL ASSOCIATION)



                                   By:______________________________
                                        Joann Adamis
                                        Second Vice President

                                Exhibit 7

REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the
                    The Chase Manhattan Bank, N.A.
of New York in the State of New York, at the close of business on September 30, 1995, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.


Charter Number 2370 Comptroller of the Currency Northeastern District Statement of Resources and Liabilities
                                                                                                                    Thousands
                                             ASSETS                                                         of Dollars
 Cash and balances due from depository institutions:
          Noninterest-bearing balances and currency and coin . . . . . . . . . . . . . . . .               $ 5,081,000
          Interest-bearing balances  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 5,957,000
 Held to maturity securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 1,678,000
 Available-for-sale securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 5,303,000
 Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
          Federal funds sold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 1,806,000
          Securities purchased under agreements to resell  . . . . . . . . . . . . . . . . .                    23,000
 Loans and lease financing receivable:
          Loans and leases, net of unearned income . . . . . . . . . . . . . . .  $ 55,682,000
          LESS: Allowance for loans and lease losses . . . . . . . . . . . . . . .   1,112,000
          LESS: Allocated transfer risk reserve  . . . . . . . . . . . . . . . . . . . . .   0
                                                                                  ____________
          Loans and Leases, net of unearned income, allowance and reserve  . . . . . . . . .                54,570,000
 Assets held in trading accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                12,551,000
 Premises and fixed assets (including capitalized leases)  . . . . . . . . . . . . . . . . .                 1,755,000
 Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   400,000
 Investments in unconsolidated subsidiaries and associates companies . . . . . . . . . . . .                    30,000
 Customers' liability to this bank on acceptances outstanding  . . . . . . . . . . . . . . .                 1,091,000
 Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 1,344,000
 Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 6,322,000
                                                                                                             _________
 TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               $97,911,000
                                                                                                           ___________

                                          LIABILITIES
 Deposits:
          In domestic offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               $31,007,000
                  Noninterest-bearing  . . . . . . . . . . . . . . . . . . . . .  $ 12,166,000
                  Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . .  18,841,000
                                                                                  ____________
          In foreign offices, Edge and Agreement subsidiaries, and IBFs  . . . . . . . . . .                36,015,000
                  Noninterest-bearing  . . . . . . . . . . . . . . . . . . . . .  $  3,258,000
                  Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . .  32,757,000
                                                                                  ____________
 Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
          Federal funds purchased  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 1,673,000
          Securities sold under agreements to repurchase . . . . . . . . . . . . . . . . . .                   233,000
 Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . . . . . . . . .                    25,000
 Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 9,105,000
 Other borrowed money:
          With original maturity of one year or less . . . . . . . . . . . . . . . . . . . .                 2,783,000
          With original maturity of more than one year . . . . . . . . . . . . . . . . . . .                   395,000
 Mortgage indebtedness and obligations under capitalized leases  . . . . . . . . . . . . . .                    40,000
 Bank's liability on acceptances executed and outstanding  . . . . . . . . . . . . . . . . .                 1,100,000
 Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 1,960,000
 Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 5,747,000
                                                                                                             _________
 TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                90,083,000
                                                                                                            __________
 Limited-life preferred stock and related surplus  . . . . . . . . . . . . . . . . . . . . .                         0
                                         EQUITY CAPITAL
 Perpetual preferred stock and related surplus . . . . . . . . . . . . . . . . . . . . . . .                         0
 Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   921,000
 Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 5,244,000
 Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . . . . . . . . .                 1,695,000
 Net unrealized holdings gains (losses) on available-for-sale securities . . . . . . . . . .                  (43,000)
 Cumulative foreign currency translation adjustments . . . . . . . . . . . . . . . . . . . .                    11,000
                                                                                                                ______
 TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 7,828,000
                                                                                                             _________
 TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND EQUITY CAPITAL . . . . . . . . . . . .               $97,911,000
                                                                                                           ___________

I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                          (Signed) Lester J. Stephens, Jr.

We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Arthur F. Ryan           Directors
(Signed) Richard J. Boyle